EXHIBIT 17

SUBSIDIARY ISSUERS OF GUARANTEED SECURITIES

The subsidiaries of TotalEnergies SE (“TotalEnergies”) identified in the table below have issued and from time to time may issue the securities listed opposite such subsidiary issuer in the table below. TotalEnergies has fully and unconditionally guaranteed all such securities:

Subsidiary Issuer	Guaranteed Securities
TotalEnergies Capital

Guaranteed Debt Securities issued under the previously filed Registration Statements on Form F-3 of TotalEnergies and TotalEnergies Capital (Registration Nos. 333-224307, 333-255641, 333-224307-03 and 333-255641-03) and issued, and any that may be issued, under the Registration Statement on Form F-3 of TotalEnergies and TotalEnergies Capital (Registration No. 333-278983 and 333-278983-03) filed on April 29, 2024, and as amended on August 29, 2025.

TotalEnergies Capital USA, LLC

Guaranteed Debt Securities issued and any that may be issued under the Registration Statement on Form F-3 of TotalEnergies and TotalEnergies Capital USA, LLC (Registration No. 333-278983 and 333-278983-04) filed on August 29, 2025.

TotalEnergies Capital International

Guaranteed Debt Securities issued under the previously filed Registration Statements on Form F-3 of TotalEnergies and TotalEnergies Capital International (Registration Nos. 333-224307 and 333-224307-01) and any that may be issued under the Registration Statement on Form F-3 of TotalEnergies and TotalEnergies Capital International (Registration No. 333-278983 and 333-278983-01) filed on April 29, 2024, and as amended on August 29, 2025.